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                                                                  EXHIBIT g(12)

                                October 24, 1997

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Dear Sir or Madam:

         We are writing to inform you that G.T. Investment Funds, Inc. (the "Company") has established a new series of shares to be known as GT Global Developing Markets Fund. In accordance with the Additional Funds provision in
Section 17 of the Custodian Contract of April 27, 1988 (the "Contract") between the Company and State Street Bank and Trust Company, the Company hereby requests that you act as Custodian for the new series under the terms of the Contract. We are also writing to confirm that you are currently acting as Custodian, pursuant to the Contract, for the following series of the Company:
(1) GT Global Government Income Fund; (2) GT Global Strategic Income Fund; (3) GT Global Growth & Income Fund; (4) GT Global Health Care Fund; (5) GT Global Latin America Growth Fund; (6) GT Global Telecommunications Fund; (7) GT Global Financial Services Fund; (8) GT Global Emerging Markets Fund, (9) GT Global High Income Fund; (10) GT Global Infrastructure Fund; (11) GT Global Natural Resources Fund; and (12) GT Global Consumer Products and Services Fund.

         Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Company and retaining one copy for your records.

                                        Yours truly,

                                        G.T. Investment Funds, Inc.


                                        By: /s/ KENNETH W. CHANCEY
                                           ------------------------------------
                                           Kenneth W. Chancey
                                           Vice President and
                                           Principal Accounting Officer

Acknowledged and Accepted:

State Street Bank and Trust Company

By:     [ILLEGIBLE]
   -------------------------------
     Authorized Officer